UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2021

HI-GREAT GROUP HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56200	46-2218131
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 South Virgil Avenue, #470, Los Angeles, CA	90005
(Address of principal executive offices)	(Zip Code)

(213) 219-7746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or Completed Interim Review.

Overview

On July 13, 2021, management, in the absence of an audit committee, of Hi-Great Group Holding Company (the “Company”), after discussions with Michael Gillespie & Associates, PLLC (“MGA”), the Company’s independent registered public accounting firm, concluded that the financial statements for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020, which are included in the Company’s Quarterly Reports on Forms 10-Q for such periods, should no longer be relied upon. Management has discussed the foregoing matters with MGA.

Summary of Impact

While preparing the information for the annual report for the year ended December 31, 2020 it was discovered that the Company had material misstatements in the accounting for the periods listed above. The misstatements relate to the recognition of revenue which impacts the cost of goods sold and accrued royalties. The Company will be restating its financial statements for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020 in order to correct the misstatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2021

Hi-Great Group Holing Company

/s/ Jun Ho Yang
By:	Jun Ho Yang
Title:	CEO

2